UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2011

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1311 Herr Lane, Suite 205
Louisville, Kentucky 40222
(Address of Principal Executive Offices)

502- 657-3500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Beacon Enterprise Solutions Group, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 26, 2011 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders (1) elected the three people listed below to serve as directors for a term of one year expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (2) ratified the appointment of Marcum LLP to serve as our independent registered public accounting firm for 2011, and (3) approved a resolution to reserve and authorize an additional 1,000,000 shares of the Company’s Common Stock under the 2008 Long-Term Incentive Compensation Plan for Beacon’s non-executive employees.

1.	Election of Directors

The directors named below were elected to the board of directors:

Term expiring May 2012:

Nominee	For	Withheld	Abstentions/Broker Non-Votes
Bruce Widener	9,955,990	3,171,126	12,798,625
J. Sherman Henderson III	12,693,432	433,684	12,798,625
John D. Rhodes III	12,689,482	437,634	12,798,625

2.	Ratification of the appointment of Marcum LLP as the Company's independent independent public accounting firm for fiscal year 2011

For	Against	Abstentions/Broker Non-Votes
25,579,209	324,662	21,870

3. Approval of the resolution to reserve and authorize an additional 1,000,000 shares of the Company’s Common Stock under the 2008 Long-Term Incentive Compensation Plan for Beacon’s non-executive employees.

For	Against	Abstentions/Broker Non-Votes
8,708,002	4,418,114	12,799,625

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: May 27, 2011	By:	/s/ Michael Grendi
Michael Grendi,
Principal Financial Officer